News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran Sr. Dir., Corporate Communications 703.653.2248 bhalloran@orcc.com	Catherine Graham EVP & Chief Financial Officer 703.653.3155 cgraham@orcc.com

ONLINE RESOURCES POSTS THIRD QUARTER 2009 RESULTS
Core Earnings Per Share Up 50 Percent Over Prior Year

CHANTILLY, Va., October 28, 2009 – Online Resources Corporation (Nasdaq: ORCC), a leading provider of online financial services, today reported financial and operating results for the three months ended September 30, 2009.

•	Revenue was $36.6 million, down 4 percent from $38.1 million in the third quarter 2008.

•	Adjusted Ebitda, a non-GAAP measure, was $9.8 million, up 19 percent from $8.3 million in the prior year.

•	Net income available to common stockholders was $0.4 million, or $0.01 per diluted share. This result compares to a net loss of $1.5 million, or $0.05 loss per diluted share, in 2008.

•	Core net income, a non-GAAP measure, was $2.9 million, up 50 percent from $1.9 million in 2008. On a per share basis, core net income was $0.09, up 50 percent from $0.06 in 2008.

“True to our priorities, we delivered excellent earnings and cash flow growth in the third quarter, while continuing to reduce debt,” said Matthew P. Lawlor, chairman and chief executive officer of the Company. “Revenue was lower than expected, however, due to weaker consumer transactions and a $0.5 million fee expected in the third quarter that was recognized early in the fourth quarter.”

Lawlor continued, “Consumer adoption of online banking continued to climb nicely, and same store billpay transactions grew in line with recent quarters. New client sales were especially strong, as our fully integrated one-stop internet banking offering continues to resonate with community banks and credit unions. We also entered into two potentially large distributor partnerships. We renewed all of our expiring large client contracts, but as previously stated, we expect continued client turnover as the industry consolidates and competition intensifies.”

“New client activity was also strong in our e-commerce business,” Lawlor added. “We signed a major healthcare services provider for enrollment and payment services, and significantly expanded our web-based collections relationship with a top 3 U.S. card issuer. While consumer transactions continued to grow year over year, the recession has had a major impact on our accounts receivable management clients, contributing to a decline in user-paid fees.”

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Lawlor concluded, “Looking forward, I believe we are positioned well competitively, with our comprehensive product set and focus on the online channel. We expect to continue to grow earnings and cash flow, as we benefit from prior strategic cost initiatives. There are also some promising revenue indicators such as stepped-up client signings, new products and a possible bottoming of consumer transaction declines. However, until we see some firmer signs of an economic turnaround and stability in the markets we serve, we must assume on-going challenges to the top line.”

Business Outlook
The Company provided guidance for fourth quarter, and updated its guidance for full year 2009. These statements are forward-looking, and actual results may differ materially. Guidance is stated in millions, except for per share data.

	Fourth Quarter			Full Year
	2008	2009	%	2008	2009	%
	Actual	Guidance	Change	Actual	Guidance	Change
Revenue ($ millions)	$37.2	$37.4-39.4	3%	$151.6	$151.0-153.0	0%
Adjusted Ebitda (a)(b)	$9.6	$10.0-11.5	12%	$32.7	$37.5-39.0	17%
Earnings ($ per share)

Net (Loss) Income to Common (c)(d)	$0.04	$(0.02)-0.00	n/a	$(0.24)	$(0.12)-(0.10)	n/a
Core Net Income (a)(e)(f)	$0.07	$0.10-0.12	57%	$0.24	$0.34-0.36	46%
Share Count (millions)

Basic	29.4	30.2	3%	29.1	29.9	3%
Fully Diluted Shares (g)	30.1	31.8	6%	30.5	31.1	2%

(a)	The Company uses non-GAAP (Generally Accepted Accounting Principles) financial measures, including Adjusted Ebitda and core net income, to evaluate performance and establish goals. It believes that these measures are valuable to investors in assessing the Company’s operating results when viewed in conjunction with GAAP results.

(b)	Adjusted Ebitda is defined as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

(c)	Fourth quarter 2009 and years 2009 and 2008 net loss available to common stockholders per share are calculated using the number of weighted-average shares outstanding (basic), not fully diluted shares.

(d)	Guidance does not assume the release of any additional tax valuation allowance in 2009, though the Company may do so. Also does not include the impact of any mark-to-market adjustments for derivatives the Company holds or other fair value accounting impacts.

(e)	Core net income is defined as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark-to-market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.

(f)	Excludes amortization of acquisition-related intangible assets of $1.7 and $2.2 million for the fourth quarters 2009 and 2008, respectively, and $7.6 and $9.5 million for the years 2009 and 2008, respectively. Excludes equity compensation expense of $1.7 and $0.7 million for the fourth quarters 2009 and 2008, respectively, and $5.1 and $4.7 million for the years 2009 and 2008, respectively. Excludes preferred stock accretion related to the redemption premium of $0.4 million for the fourth quarters 2009 and 2008 and $1.6 million for the years 2009 and 2008. Excludes income (costs) related to the fair market valuation of certain derivatives of $2.8 for the fourth quarter 2008 and $1.9 million for the year 2008. Excludes income (costs) related to mark-to-market investments of $(0.4) million for the fourth quarter 2008 and $0.1 and $(0.6) million for the years 2009 and 2008, respectively. Excludes a tax valuation allowance benefit of $0.2 million for the fourth quarter and year 2008. Includes preferred stock accretion of $1.9 million for the fourth quarters 2009 and 2008 and $7.6 and $7.3 million for the years 2009 and 2008, respectively.

(g)	Only used for the purposes of calculating core net income per share and net (loss) income to common for the year 2008.

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Today’s Conference Call and Web Cast
Management will host a conference call to discuss results at 5:00 p.m. ET today. The conference call dial-in number is (888) 352-6798 for domestic participants and (719) 325-2469 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on October 28th until midnight on Thursday, November 5th. For the conference call playback, dial (888) 203-1112 for domestic participants and (719) 457-0820 for international participants and enter code 4460134. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC) powers financial interactions between millions of consumers and the company’s financial institution and biller clients.  Backed by its proprietary payments gateway that links banks directly with billers, the company provides web and phone-based financial services, electronic payments and marketing services to drive consumer adoption. Founded in 1989, Online Resources has been recognized for its high growth and product innovation. It is the largest financial technology provider dedicated to the online channel. For more information, visit www.orcc.com.

This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data1
(Unaudited)

	4Q07	1Q08	2Q08	3Q08	4Q08	1Q09	2Q09	3Q09
BANKING SERVICES
Payment Services[2]
Revenue	$20.2	$19.7	$18.1	$18.4	$17.9	$17.5	$17.2	$17.1
Bill Payment Transactions	41.8	41.8	39.0	39.1	39.4	39.0	37.3	38.5

Other Revenue	$5.6	$4.5	$5.1	$5.6	$5.3	$5.4	$5.9	$5.7

eCOMMERCE SERVICES
Payment Services — User Paid
Revenue	$5.5	$7.0	$6.4	$6.2	$5.8	$6.5	$5.8	$4.7
Bill Payment Transactions	1.4	1.7	1.7	1.7	1.6	1.7	1.6	1.4

Payment Services — Biller Paid
Revenue	$4.1	$5.2	$5.6	$6.0	$6.2	$7.1	$7.0	$7.2
Bill Payment Transactions	9.1	10.3	10.5	11.3	11.8	12.7	13.5	13.7

Other Revenue[3]	$2.8	$2.8	$2.0	$1.9	$2.0	$2.7	$1.9	$1.9

OTHER KEY METRICS
Internet Banking Adoption Rate[4]	26.9%	28.2%	32.8%	33.6%	35.4%	38.3%	40.8%	43.2%
Banking Billpay Adoption Rate	8.7%	9.0%	9.4%	10.0%	10.2%	10.4%	10.7%	11.1%
Enterprise Users	12.3	13.5	12.6	13.0	13.2	13.8	14.0	14.3

Notes:

1.	In millions except adoption rates.

2.	Includes the revenues and transactions for the following large, departed clients: Jack Henry (departed 4Q07) and Corporate Network eCom (departed 1Q08).

3.	Includes revenues for large client Certegy, which departed in 2Q08.

4.	The Company refined its definition of an Internet banking user in 1Q09 to incorporate a stricter definition of an active user. In order to make them consistent with the new definition, the Internet banking adoption rates for prior periods have been adjusted. User counts under the new definition have been estimated for the prior periods.

Online Resources Corporation
Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)
Revenues:
Account presentation services	$2,083	$1,860	$5,877	$6,121
Payment services	28,971	30,518	90,126	92,480
Relationship management services	2,015	2,074	6,055	6,091
Professional services and other	3,525	3,681	11,559	9,790

Total revenues	36,594	38,133	113,617	114,482

Expenses:
Cost of revenues	18,816	19,579	58,496	58,808

Gross profit	17,778	18,554	55,121	55,674

General and administrative	6,955	7,984	23,564	26,528
Selling and marketing	4,624	6,021	15,952	18,681
Systems and development	2,247	2,456	6,630	7,498

Total expenses	13,826	16,461	46,146	52,707

Income from operations	3,952	2,093	8,975	2,967

Other income (expense)
Interest income	22	111	104	433
Interest expense	(357)	(1,045)	(3,300)	(5,073)
Other income (expense)	14	(55)	91	(164)

Total other income (expense)	(321)	(989)	(3,105)	(4,804)

Income (loss) before tax provision (benefit)	3,631	1,104	5,870	(1,837)
Income tax provision (benefit)	918	338	1,950	(224)

Net income (loss)	2,713	766	3,920	(1,613)
Preferred stock accretion	2,325	2,237	6,861	6,614

Net income (loss) available to common stockholders	$388	$(1,471)	$(2,941)	$(8,227)

Net income (loss) available to common stockholders per share:
Basic	$0.01	$(0.05)	$(0.10)	$(0.28)
Diluted	$0.01	$(0.05)	$(0.10)	$(0.28)

Shares used in calculation of net income (loss) available to common stockholders per share:
Basic	30,048	29,211	29,898	29,013
Diluted	31,546	29,211	29,898	29,013

Online Resources Corporation
Condensed Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$30,743	$22,969
Short-term investments	—	1,009
Accounts receivable, net	16,256	15,742
Deferred tax asset, current portion	2,142	8,782
Prepaid expenses and other current assets	4,528	4,013

Total current assets	53,669	52,515

Property and equipment, net	26,264	28,707
Deferred tax asset, less current portion	29,927	25,295
Goodwill	181,516	181,516
Intangible assets	21,752	27,668
Deferred implementation costs, less current portion, and other assets	6,780	7,976

Total assets	$319,908	$323,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,414	$1,198
Accrued expenses	3,676	3,618
Notes payable, senior secured debt, current portion	12,750	15,937
Interest payable	28	6
Deferred revenues, current portion, and other current liabilities	6,975	7,513

Total current liabilities	24,843	28,272

Notes payable, senior secured debt, less current portion	51,000	59,500
Deferred revenues, less current portion, and other long-term liabilities	6,189	6,377

Total liabilities	82,032	94,149

Redeemable convertible preferred stock	98,275	91,415

Stockholders’ equity	139,601	138,113

Total liabilities and stockholders’ equity	$319,908	$323,677

Online Resources Corporation
Condensed Consolidated Statements of Cash Flows

(In thousands)

	Nine Months Ended
	Septmeber 30,
	2009	2008
		(Unaudited)

Operating activities
Net income (loss)	$3,920	$(1,613)
Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred tax expense	2,008	212
Depreciation and amortization	15,209	16,138
Equity compensation expense	3,307	3,971
Write off and amortization of debt issuance costs	250	282
Loss on disposal of assets	37	33
Provision for losses on accounts receivable	16	89
(Gain) loss on investments	(91)	163
Change in fair value of stock price protection	—	1,565
Change in fair value of theoretical swap derivative	8	(689)
Loss on cash flow hedge derivative security	—	259
Changes in operating assets and liabilities, net of acquisitions:
Consumer deposit receivable	—	8,279
Consumer deposit payable	—	(10,555)
Changes in certain other assets and liabilities	(958)	(2,074)

Net cash provided by operating activities	23,706	16,060
Investing activities
Purchases of property and equipment	(6,744)	(11,295)
Purchases of short-term investments	—	(250)
Sale of short-term investments	2,100	5,713

Net cash used in investing activities	(4,644)	(5,832)
Financing activities
Net proceeds from issuance of common stock	425	794
Repurchase of shares issued related to ITS acquisition	—	(2,117)
Payments for ITS stock protection	—	(112)
Repayment of 2007 notes	(11,687)	(6,375)
Repayment of capital lease obligations	(26)	(27)

Net cash used in financing activities	(11,288)	(7,837)

Net increase in cash and cash equivalents	7,774	2,391
Cash and cash equivalents at beginning of year	22,969	13,227

Cash and cash equivalents at end of period	$ 30,743	$15,618

Online Resources Corporation
Reconciliation of Non-GAAP Measures

(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(Unaudited)		(Unaudited)

Reconciliation of adjusted ebitda (See Note 1):
Net income (loss)	$2,713	$766	$3,920	$(1,613)
Depreciation and amortization (incl. loss on disposal of assets)	4,822	5,183	15,246	16,171
Equity compensation expense	1,069	1,021	3,307	3,971
Other (income) expense	321	989	3,105	4,804
Income tax provision (benefit)	918	338	1,950	(224)

Ebitda (See Note 1)	$9,843	$8,297	$27,528	$23,109

Reconciliation of core net income (See Note 2):
Net loss (loss) available to common stockholders	$388	$(1,471)	$(2,941)	$(8,227)
Preferred stock accretion related to redemption premium	398	391	1,189	1,166
Change in fair value of stock price protection	—	—	—	1,565
Change in fair value of theoretical swap derivative	(694)	(189)	8	(689)
Change in fair value of mark to market investments	(14)	55	(91)	163
Equity compensation expense	1,069	1,021	3,307	3,971
Amortization of intangible assets	1,753	2,132	5,917	7,348

Core net income (see Note 2)	$2,900	$1,939	$7,389	$5,297

Reconciliation of core net income per share:
Diluted net income (loss) available to common stockholders	$0.01	$(0.05)	$(0.10)	$(0.28)
Preferred stock accretion related to redemption premium	0.01	0.01	0.04	0.04
Change in fair value of stock price protection	—	—	—	0.05
Change in fair value of theoretical swap derivative	(0.02)	(0.01)	—	(0.02)
Change in fair value of mark to market investments	—	—	—	0.01
Equity compensation expense	0.03	0.03	0.11	0.14
Amortization of intangible assets	0.06	0.07	0.20	0.25
Other, including impact of treasury method and rounding	—	0.01	(0.01)	(0.02)

Core net income per share	$0.09	$0.06	$0.24	$0.17

Notes:

1.	Adjusted ebitda is a non-GAAP measure we define as earnings before interest, taxes, depreciation and amortization, preferred stock accretion and equity compensation expense.

2.	Core net income is a non-GAAP measure we define as net income available to common stockholders before, on a pre-tax basis, the amortization of acquisition-related intangible assets, equity compensation expense, income tax benefit from the release of valuation allowance, income (costs) related to the fair market valuation of certain derivatives and mark to market investments, preferred stock accretion related to the redemption premium and all other non-recurring charges. Some or all of these items may not be applicable in any given reporting period.